EXHIBIT 99.1

                            JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the Statement on Schedule 13G pertaining to certain securities of Formula Systems (1985) Ltd. to which this agreement is an exhibit is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.

Date:  June 13, 2002

                               ORWER LTD.


                               By: /s/ Aviram Wertheim
                                    ___________________
                                Name:  Aviram Wertheim
                                Title: President and Chief Executive Officer



                                /s/ Aviram Wertheim
                                ___________________
                                Aviram Wertheim



                                /s/ Orna Wertheim
                                ___________________
                                Orna Wertheim